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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 10, 2002
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                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                               0-25634                   87-0365268
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(State or Other Jurisdiction         (Commission             (IRS Employer
of Incorporation                     File Number)            Identification No.)


860 Boardman-Canfield Road, Boca Building, Suite 107, Boardman Ohio       44512
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (330) 965-9910
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                                 Not applicable
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          (Former name of former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On September 10, 2002, American Architectural Products Corporation (the "Company") announced that an investigation is being conducted into certain matters relating to conduct of the purchaser and its principals with respect to the February 2002 sale of certain assets of the Company's subsidiary Binnings Building Products, Inc. The Company is unable to predict the duration or potential results of the investigation at this time.

As previously disclosed, the Company entered into an agreement in December 2001 to sell certain assets of the Binnings Pan American (Pan Am) and TM Window and Door (TM) divisions of its subsidiary Binnings Building Products, Inc. for consideration consisting of $500,000 cash, a $1.7 million note receivable and the assumption of certain liabilities. This transaction closed on February 15, 2002.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN ARCHITECTURAL PRODUCTS CORPORATION


Date: September 10, 2002            By /s/ Joseph Dominijanni
                                       ----------------------
                                    Joseph Dominijanni
                                    President and Chief Executive Officer